As filed with the Securities and Exchange Commission on September 2, 2003.
Registration No. 33-95326

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HMS HOLDINGS CORP.

(Exact name of Registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation or organization)

11-3656261
(I.R.S. Employer Identification Number)

401 Park Avenue South, New York, New York 10016
(Address of Principal Executive Offices)

1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
(Full title of the Plan)

Philip Rydzewski, Chief Financial Officer
HMS Holdings Corp.
401 Park Avenue South
New York, New York 10016
(Name and address of agent for service)

(212) 725-7965
(Telephone number, including area code, of agent for service)

copies to:
Kenneth S. Goodwin, Esq.
Brown Rudnick Berlack Israels LLP
120 West 45th Street
New York, New York 10036
(212) 704-0100

This Post-Effective Amendment No. 1 to Registration Statement shall become effective upon filing in accordance with Rule 464 under the Securities Act of 1933.

ADOPTION OF PREDECESSOR ISSUER’S REGISTRATION STATEMENT

     HMS Holdings Corp. (the “Registrant”) is the successor issuer to the common stock, $0.01 par value, of Health Management Systems, Inc. (“HMS”). On March 3, 2003, the Registrant became the parent company of HMS and the issued and outstanding shares of HMS common stock were exchanged, on a share-for-share basis, for the common stock, $0.01 par value, of the Registrant. This Post-Effective Amendment No. 1 to HMS’ Registration Statement on Form S-8 (No. 33-95326) is filed pursuant to Rule 414(d) under the Securities Act of 1933, as amended (the “Securities Act”). The Registrant expressly adopts such Registration Statement as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

     The original Form S-8 contained a Reoffer Prospectus prepared in accordance with the requirements of Part I of Form S-3. This Post-Effective Amendment No. 1 hereby deletes the Reoffer Prospectus in its entirety.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     Pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Act”), an Information Statement with respect to the 1995 Non-Employee Director Stock Option Plan (the “Plan”) will be distributed to holders of stock options granted under such Plan. The Information Statement, together with the documents incorporated by reference herein pursuant to Item 3 of Part II below, taken together, constitute a Section 10(a) prospectus and the Information Statement is hereby incorporated by reference in this Registration Statement.

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation Of Documents By Reference.

     (a)  The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002;

     (b)  The Registrant’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2003 and June 30, 2003, filed with the SEC on May 15, 2003 and July 30, 2003, respectively;

     (c)  The Registrant’s Current Reports on Forms 8-K, filed with the SEC on May 6, 2003 and July 29, 2003; and

     (d)  the description of HMS’ common stock contained in HMS’ Registration Statement on Form 8-A filed with the SEC, as amended by the Registrant’s Current Report on Form 8-K/12g-3 filed with the SEC on March 3, 2003.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto that indicate that all securities offered have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description Of Securities.

     Not applicable.

Item 5. Interests Of Named Experts And Counsel.

     Not applicable.

Item 6. Indemnification Of Directors And Officers.

     Section 722 of the New York Business Corporation Law (the “BCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees, in connection with actions or proceedings, whether civil or criminal (other than an action by or in the right of the corporation — a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to amounts paid in settlement and reasonable expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such actions, and the statute does not apply in respect of a threatened action, or a pending action that is settled or otherwise disposed of, and requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Section 721 of the BCL provides that Article 7 of the BCL is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, disinterested director vote, stockholder vote, agreement or otherwise. Article VIII, Section 7, of the Registrant’s by-laws requires the Registrant to indemnify its officers and directors to the fullest extent permitted under the BCL.

     Any amendment to or repeal of the Registrant’s certificate of incorporation or by-laws shall not adversely affect any right or protection of a director of the Registrant for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     The certificate of incorporation of the Registrant (Article Ninth) provides the following:

     Pursuant to Section 402(b) of the Business Corporation Law, the liability of the Corporation’s directors to the Corporation or its shareholders for damages for breach of duty as a director shall be eliminated to the fullest extent permitted by the Business Corporation Law, as it exists on the date hereof or as it may hereafter be amended. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     In addition, the Registrant maintains directors’ and officers’ liability insurance policies.

Item 7. Exemption From Registration Claimed.

     Not applicable.

Item 8. Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger (causing the Registrant to become the parent of HMS) (incorporated by reference to Exhibit 2.1 to the Registrant’s Registration Statement on Form S-4, File No. 333-100521 (the “Registration Statement”))
3.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Registration Statement)
3.1(a)	Amendment to the Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1(a) to the Registrant’s Registration Statement on Form S-8, File No. 333-108436)
3.2	By-laws of HMS Holdings Corp. (incorporated by reference to Exhibit 3.2 to the Registration Statement)
4	1995 Non-Employee Director Stock Option Plan (incorporated by reference to Exhibit 10.2 to HMS’ Quarterly Report on Form 10-Q for the quarter ended January 31, 1995)
5	Opinion of Coleman & Rhine LLP re legality (previously filed with the original Registration Statement on Form S-8 to which this Post-Effective Amendment No. 1 relates)
*23.1	Consent of KPMG LLP
23.2	Consent of Coleman & Rhine LLP (included in Exhibit 5)
24	Powers of Attorney (included on signature page)

*	Filed herewith.

Item 9. Undertakings.

(A)  The undersigned Registrant hereby undertakes:

     (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That paragraphs (A)1(i) and (A)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

     (2)  that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3)  to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)  Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 28th day of August, 2003.

HMS HOLDINGS CORP.

By:	/s/ William F. Miller, III

William F. Miller, III Chairman and Chief Executive Officer

POWER OF ATTORNEY

     We, the undersigned directors and officers of the Registrant, do hereby constitute and appoint William F. Miller III and Philip Rydzewski and each and either of them, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our names and on our behalf in our capacities as trustees and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Post-Effective Amendment No. 1 to this Registration Statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities indicated as of the 28th day of August, 2003.

Signature	Title

/s/ William F. Miller, III
William F. Miller, III	Chairman and Chief Executive Officer and Director (Principal Executive Officer)

/s/ Philip Rydzewski
Philip Rydzewski	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

Signature	Title

/s/ Robert M. Holster
Robert M. Holster	President and Chief Operating Officer

/s/ Randolph G. Brown
Randolph G. Brown	Director

/s/ James T. Kelly
James T. Kelly	Director

/s/ William W. Neal
William W. Neal	Director

/s/ Galen D. Powers
Galen D. Powers	Director

/s/ Ellen A. Rudnick
Ellen A. Rudnick	Director

/s/ Richard H. Stowe
Richard H. Stowe	Director

INDEX TO EXHIBITS

Exhibit Number	Description

2.1	Agreement and Plan of Merger (causing the Registrant to become the parent of HMS) (incorporated by reference to Exhibit 2.1 to the Registrant’s Registration Statement on Form S-4, File No. 333-100521 (the “Registration Statement”))

3.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Registration Statement)

3.1(a)	Amendment to the Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1(a) to the Registrant’s Registration Statement on Form S-8, File No. 333-108436)

3.2	By-laws of HMS Holdings Corp. (incorporated by reference to Exhibit 3.2 to the Registration Statement)

4	1995 Non-Employee Director Stock Option Plan (incorporated by reference to Exhibit 10.2 to HMS’ Quarterly Report on Form 10-Q for the quarter ended January 31, 1995)

5	Opinion of Coleman & Rhine LLP re legality (previously filed with the original Registration Statement on Form S-8 to which this Post-Effective Amendment No. 1 relates)

*23.1	Consent of KPMG LLP

23.2	Consent of Coleman & Rhine LLP (included in Exhibit 5)

24	Powers of Attorney (included on signature page)

*	Filed herewith.